Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Third quarter revenue of $965 million, up 9% year-over-year and when adjusted for foreign exchange*

Security and compute revenue represented 61% of total revenue in the third quarter and combined grew 20% year-over-year and 19% when adjusted for foreign exchange*

GAAP diluted EPS of $1.04, up 33% year-over-year and up 31% when adjusted for foreign exchange*, and non-GAAP diluted EPS* of $1.63, up 29% year-over-year and up 28% when adjusted for foreign exchange*

Guidance increased for full-year revenue and non-GAAP diluted EPS*

CAMBRIDGE, Mass. – November 7, 2023 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cloud company that powers and protects life online, today reported financial results for the third quarter ended September 30, 2023.

"We are very pleased with our excellent third quarter performance on both revenue and profitability,” said Dr. Tom Leighton, Akamai’s Chief Executive Officer. “Security and cloud computing revenue growth accelerated and together now account for 61% of our total revenue. In addition, our cost savings initiatives helped improve margins while we continue to invest in key growth areas."

Akamai delivered the following results for the third quarter ended September 30, 2023:

Revenue: Revenue was $965 million, a 9% increase over third quarter 2022 revenue of $882 million and a 9% increase when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue was $456 million, up 20% year-over-year and up 19% when adjusted for foreign exchange*
•Delivery revenue was $379 million, down 4% year-over-year and when adjusted for foreign exchange*
•Compute revenue was $130 million, up 19% year-over-year and when adjusted for foreign exchange*

Revenue by geography:

•U.S. revenue was $499 million, up 8% year-over-year
•International revenue was $467 million, up 11% year-over-year and up 9% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $176 million, a 10% increase from third quarter 2022. GAAP operating margin for the third quarter was 18%, flat from the same period last year.

Non-GAAP income from operations* was $296 million, a 22% increase from third quarter 2022. Non-GAAP operating margin* for the third quarter was 31%, up 3 percentage points from the same period last year.

Net income: GAAP net income was $161 million, a 30% increase from third quarter 2022. Non-GAAP net income* was $251 million, a 26% increase from third quarter 2022.

EPS: GAAP net income per diluted share was $1.04, a 33% increase from third quarter 2022 and a 31% increase when adjusted for foreign exchange.* Non-GAAP net income per diluted share* was $1.63, a 29% increase from third quarter 2022 and a 28% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $418 million, a 13% increase from third quarter 2022.

Supplemental cash information: Cash from operations for the third quarter of 2023 was $359 million, or 37% of revenue. Cash, cash equivalents and marketable securities was $2.1 billion as of September 30, 2023.

Share repurchases: The Company spent $113 million in the third quarter of 2023 to repurchase 1.1 million shares of its common stock at an average price of $101.54 per share. The Company had 151 million shares of common stock outstanding as of September 30, 2023.

Financial guidance: The Company reports the following financial guidance for the fourth quarter and full-year 2023:

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Low End	High End	Low End	High End
Revenue (in millions)	$985	$1,005	$3,802	$3,822
Non-GAAP operating margin*	29%	29%	29%	29%
Non-GAAP net income per diluted share*	$1.57	$1.62	$6.08	$6.13
Non-GAAP tax rate*	17%	17%	17%	17%
Shares used in non-GAAP per diluted share calculations* (in millions)	155	155	155	155
Capex as a percentage of revenue*	15%	15%	19%	19%

This guidance includes the impact of the following items:

•incremental revenue of $17 million to $20 million and $21 million to $24 million for the fourth quarter and full-year, respectively, from customer contracts acquired from StackPath LLC and Lumen Technologies, Inc;
•incremental cost of revenue of $13 million to $14 million and $18 million to $19 million for the fourth quarter and full-year, respectively, for transition service agreements related to the acquired customer contracts; and
•negative impact to revenue of $8 million for the fourth quarter as compared to the third quarter and negative impact of $18 million for the full-year related to foreign currency exchange rate fluctuations.

This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for Akamai’s performance-based awards, which can fluctuate significantly based on current expectations of the future achievement of performance-based targets. Amortization of intangible assets, acquisition-related costs and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, Akamai excludes certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, such as the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies Call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 5384917. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. Akamai Connected Cloud, a massively distributed edge and cloud platform, puts apps and experiences closer to users and keeps threats farther away. Learn more about Akamai’s cloud computing, security, and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on X, formerly known as Twitter, and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$459,907	$542,337
Marketable securities	479,355	562,979
Accounts receivable, net	713,382	679,206
Prepaid expenses and other current assets	214,737	185,040
Total current assets	1,867,381	1,969,562
Marketable securities	1,208,797	320,531
Property and equipment, net	1,786,355	1,540,182
Operating lease right-of-use assets	883,686	813,372
Acquired intangible assets, net	465,203	441,716
Goodwill	2,843,020	2,763,838
Deferred income tax assets	405,251	337,677
Other assets	122,395	116,522
Total assets	$9,582,088	$8,303,400
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$144,466	$145,420
Accrued expenses	329,354	367,017
Deferred revenue	124,394	105,109
Operating lease liabilities	205,090	196,094
Other current liabilities	7,187	5,228
Total current liabilities	810,491	818,868
Deferred revenue	26,991	22,117
Deferred income tax liabilities	20,935	18,400
Convertible senior notes	3,536,342	2,285,258
Operating lease liabilities	760,653	693,265
Other liabilities	102,472	105,305
Total liabilities	5,257,884	3,943,213
Total stockholders' equity	4,324,204	4,360,187
Total liabilities and stockholders' equity	$9,582,088	$8,303,400

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022 (3)	September 30, 2023	September 30, 2022 (3)
Revenue	$965,484	$935,721	$881,896	$2,816,903	$2,688,875
Costs and operating expenses:
Cost of revenue (1) (2)	383,075	373,275	346,450	1,117,666	1,025,851
Research and development (1)	105,942	99,041	94,047	296,846	286,052
Sales and marketing (1)	132,309	136,554	123,935	397,970	373,319
General and administrative (1) (2)	147,326	151,811	139,425	445,276	433,906
Amortization of acquired intangible assets	18,108	15,898	17,374	49,918	47,990
Restructuring charge	2,595	9,357	227	56,675	12,958
Total costs and operating expenses	789,355	785,936	721,458	2,364,351	2,180,076
Income from operations	176,129	149,785	160,438	452,552	508,799
Interest and marketable securities income (loss), net	11,412	4,509	782	21,213	(1,760)
Interest expense	(4,987)	(3,157)	(2,785)	(10,825)	(8,412)
Other expense, net	(3,161)	(1,130)	(275)	(6,654)	(9,024)
Income before provision for income taxes	179,393	150,007	158,160	456,286	489,603
Provision for income taxes	(20,326)	(21,191)	(34,466)	(71,297)	(87,058)
Gain (loss) from equity method investment	1,475	—	—	1,475	(7,635)
Net income	$160,542	$128,816	$123,694	$386,464	$394,910

Net income per share:
Basic	$1.06	$0.85	$0.78	$2.53	$2.47
Diluted	$1.04	$0.84	$0.78	$2.50	$2.45

Shares used in per share calculations:
Basic	151,359	152,064	158,715	153,020	159,749
Diluted	154,976	153,454	159,068	154,855	161,472

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)
(3)     Provision for income taxes, net income and basic and diluted net income per share for the three and nine months ended September 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022 (1)	September 30, 2023	September 30, 2022 (1)
Cash flows from operating activities:
Net income	$160,542	$128,816	$123,694	$386,464	$394,910
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148,560	139,125	150,985	423,142	444,184
Stock-based compensation	87,017	87,444	50,702	236,344	158,811
Benefit for deferred income taxes	(10,172)	(4,516)	(6,623)	(9,763)	(82,603)
Amortization of debt issuance costs	1,404	1,098	1,086	3,600	3,296
(Gain) loss on investments	(110)	(27)	—	(311)	15,895
Other non-cash reconciling items, net	6,548	17,052	2,451	45,202	25,094
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(23,484)	2,473	30,796	(46,262)	26,849
Prepaid expenses and other current assets	1,994	7,912	(4,739)	(16,103)	(42,871)
Accounts payable and accrued expenses	23,615	13,478	(4,752)	(60,170)	(64,727)
Deferred revenue	(12,905)	602	(2,675)	24,146	23,503
Other current liabilities	(13,855)	(9,689)	2,093	2,290	(3,808)
Other non-current assets and liabilities	(9,718)	(17,457)	26,278	(29,333)	34,645
Net cash provided by operating activities	359,436	366,311	369,296	959,246	933,178
Cash flows from investing activities:
Cash received (paid) for business acquisitions, net of cash acquired	155	(86,256)	8	(106,171)	(872,091)
Cash paid for asset acquisition	(36,348)	—	—	(36,348)	—
Cash received from equity method investment	1,475	—	—	1,475	—
Purchases of property and equipment and capitalization of internal-use software development costs	(197,619)	(176,289)	(97,988)	(596,153)	(347,514)
Purchases of short- and long-term marketable securities	(1,435,016)	(630)	—	(1,569,837)	—
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	491,330	15,319	2,248	783,535	695,955
Other, net	11,860	(498)	203	(8,906)	(4,003)
Net cash used in investing activities	(1,164,163)	(248,354)	(95,529)	(1,532,405)	(527,653)

(1)    Net income and benefit for deferred income taxes for the three and nine months ended September 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	—	90,000	—	90,000	—
Repayment of borrowings under revolving credit facility	(20,000)	(70,000)	(75,000)	(90,000)	—
Proceeds from the issuance of convertible senior notes, net of issuance costs	1,247,388	—	—	1,247,388	—
Proceeds from the issuance of warrants related to convertible senior notes	90,195	—	—	90,195	—
Purchase of note hedge related to convertible senior notes	(236,555)	—	—	(236,555)	—
Proceeds from the issuance of common stock under stock plans	18,222	10,074	16,844	49,553	45,989
Employee taxes paid related to net share settlement of stock-based awards	(11,304)	(9,712)	(8,514)	(50,910)	(71,656)
Repurchases of common stock	(113,197)	(137,358)	(162,627)	(599,155)	(430,269)
Other, net	(104)	(204)	(177)	(360)	(281)
Net cash provided by (used in) financing activities	974,645	(117,200)	(229,474)	500,156	(456,217)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(7,019)	(3,007)	(11,977)	(7,729)	(27,237)
Net increase (decrease) in cash, cash equivalents and restricted cash	162,899	(2,250)	32,316	(80,732)	(77,929)
Cash, cash equivalents and restricted cash at beginning of period	299,391	301,641	427,506	543,022	537,751
Cash, cash equivalents and restricted cash at end of period	$462,290	$299,391	$459,822	$462,290	$459,822

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Security	$455,792	$432,946	$379,509	$1,294,290	$1,141,740
Delivery	379,304	379,698	393,248	1,153,386	1,254,074
Compute	130,388	123,077	109,139	369,227	293,061
Total revenue	$965,484	$935,721	$881,896	$2,816,903	$2,688,875
Revenue growth rates year-over-year:
Security	20%	14%	13%	13%	18%
Delivery	(4)	(9)	(15)	(8)	(11)
Compute	19	16	72	26	60
Total revenue	9%	4%	3%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
Security	19%	14%	19%	14%	22%
Delivery	(4)	(8)	(11)	(7)	(8)
Compute	19	17	77	27	64
Total revenue	9%	4%	7%	6%	9%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
U.S.	$498,536	$480,062	$461,087	$1,452,431	$1,419,248
International	466,948	455,659	420,809	1,364,472	1,269,627
Total revenue	$965,484	$935,721	$881,896	$2,816,903	$2,688,875
Revenue growth rates year-over-year:
U.S.	8%	1%	3%	2%	4%
International	11	7	2	7	6
Total revenue	9%	4%	3%	5%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (1):
U.S.	8%	1%	3%	2%	4%
International	9	8	12	9	14
Total revenue	9%	4%	7%	6%	9%

(1) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
General and administrative expenses:
Payroll and related costs	$55,030	$51,817	$53,712	$164,537	$160,003
Stock-based compensation	25,125	26,124	13,392	68,414	46,716
Depreciation and amortization	16,197	16,231	18,682	49,149	56,783
Facilities-related costs	21,805	22,883	26,093	68,677	79,492
(Benefit) provision for doubtful accounts	(1,500)	1,991	1,179	408	2,996
Acquisition-related costs	1,716	1,271	2,890	7,690	16,304
Software and related service costs	13,516	13,526	12,368	40,913	36,875
Other expenses	15,437	17,968	11,109	45,488	34,737
Total general and administrative expenses	$147,326	$151,811	$139,425	$445,276	$433,906

General and administrative expenses–functional (1):
Global functions	$61,187	$62,058	$49,553	$180,195	$156,129
As a percentage of revenue	6%	7%	6%	6%	6%
Infrastructure	85,923	86,491	85,803	256,983	258,449
As a percentage of revenue	9%	9%	10%	9%	10%
Other	216	3,262	4,069	8,098	19,328
Total general and administrative expenses	$147,326	$151,811	$139,425	$445,276	$433,906
As a percentage of revenue	15%	16%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$11,236	$11,339	$7,237	$31,904	$20,604
Research and development	33,366	32,258	18,698	87,468	56,338
Sales and marketing	17,290	17,723	11,375	48,558	35,153
General and administrative	25,125	26,124	13,392	68,414	46,716
Total stock-based compensation	$87,017	$87,444	$50,702	$236,344	$158,811

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility- and IT-related assets, software and related service costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and (benefit) provision for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Depreciation and amortization:
Network-related depreciation	$60,887	$55,212	$65,984	$168,275	$194,094
Capitalized internal-use software development amortization	45,030	44,249	41,687	132,756	123,514
Other depreciation and amortization	15,709	15,747	18,180	47,689	55,246
Depreciation of property and equipment	121,626	115,208	125,851	348,720	372,854
Capitalized stock-based compensation amortization (1)	8,710	7,926	7,642	24,170	22,993
Capitalized interest expense amortization (1)	116	93	118	334	347
Amortization of acquired intangible assets	18,108	15,898	17,374	49,918	47,990
Total depreciation and amortization	$148,560	$139,125	$150,985	$423,142	$444,184

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$86,382	$134,847	$62,063	$378,759	$182,031
Capitalized internal-use software development costs	65,895	64,112	48,665	196,271	148,938
Total capital expenditures, excluding stock-based compensation and interest expense	$152,277	$198,959	$110,728	$575,030	$330,969
Capex as a percentage of revenue (3)	16%	21%	13%	20%	12%

End of period statistics:
Number of employees	10,111	10,100	9,631

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition

-AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND TAX RATE

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022 (1)	September 30, 2023	September 30, 2022 (1)
Income from operations	$176,129	$149,785	$160,438	$452,552	$508,799
GAAP operating margin	18%	16%	18%	16%	19%
Amortization of acquired intangible assets	18,108	15,898	17,374	49,918	47,990
Stock-based compensation	87,017	87,444	50,702	236,344	158,811
Amortization of capitalized stock-based compensation and capitalized interest expense	9,077	8,217	7,967	25,207	23,982
Restructuring charge	2,595	9,357	227	56,675	12,958
Acquisition-related costs	3,048	2,340	5,896	12,156	22,610
Operating adjustments	119,845	123,256	82,166	380,300	266,351
Non-GAAP income from operations	$295,974	$273,041	$242,604	$832,852	$775,150
Non-GAAP operating margin	31%	29%	28%	30%	29%

Net income	$160,542	$128,816	$123,694	$386,464	$394,910
Operating adjustments (from above)	119,845	123,256	82,166	380,300	266,351
Amortization of debt issuance costs	1,404	1,098	1,086	3,600	3,296
(Gain) loss on investments	(110)	(27)	—	(311)	8,260
(Gain) loss from equity method investment	(1,475)	—	—	(1,475)	7,635
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(29,135)	(25,152)	(6,922)	(71,202)	(39,189)
Non-GAAP net income	$251,071	$227,991	$200,024	$697,376	$641,263

GAAP tax rate	11%	14%	22%	16%	18%
Income tax effect of non-GAAP adjustments and certain discrete tax items	5	3	(5)	1	(2)
Non-GAAP tax rate	16%	17%	17%	17%	16%

(1) Net income, income tax effect of above non-GAAP adjustments and certain discrete tax items and GAAP tax rate for the three and nine months ended September 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022 (1)	September 30, 2023	September 30, 2022 (1)
GAAP net income per diluted share	$1.04	$0.84	$0.78	$2.50	$2.45
Adjustments to net income:
Amortization of acquired intangible assets	0.12	0.10	0.11	0.32	0.30
Stock-based compensation	0.56	0.57	0.32	1.53	0.98
Amortization of capitalized stock-based compensation and capitalized interest expense	0.06	0.05	0.05	0.16	0.15
Restructuring charge	0.02	0.06	—	0.37	0.08
Acquisition-related costs	0.02	0.02	0.04	0.08	0.14
Amortization of debt issuance costs	0.01	0.01	0.01	0.02	0.02
(Gain) loss on investments	—	—	—	—	0.05
(Gain) loss from equity method investment	(0.01)	—	—	(0.01)	0.05
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.19)	(0.16)	(0.04)	(0.46)	(0.24)
Adjustment for shares (2)	0.01	—	—	0.01	0.03
Non-GAAP net income per diluted share	$1.63	$1.49	$1.26	$4.51	$4.00

Shares used in GAAP per diluted share calculations	154,976	153,454	159,068	154,855	161,472
Impact of benefit from note hedge transactions (2)	(544)	—	—	(181)	(960)
Shares used in non-GAAP per diluted share calculations (2)	154,432	153,454	159,068	154,674	160,512

(1) GAAP net income per diluted share and per share adjustment for income tax effect of above non-GAAP adjustments and certain discrete tax items for the three and nine months ended September 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.
(2) Shares used in non-GAAP per diluted share calculations have been adjusted for the three and nine months ended September 30, 2023 and for the nine months ended September 30, 2022 for the benefit of Akamai's note hedge transactions. During those periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2023	June 30, 2023	September 30, 2022 (1)	September 30, 2023	September 30, 2022 (1)
Net income	$160,542	$128,816	$123,694	$386,464	$394,910
Net income margin	17%	14%	14%	14%	15%
Interest and marketable securities (income) loss, net	(11,412)	(4,509)	(782)	(21,213)	1,760
Provision for income taxes	20,326	21,191	34,466	71,297	87,058
Depreciation and amortization	121,626	115,208	125,851	348,721	372,854
Amortization of capitalized stock-based compensation and capitalized interest expense	9,077	8,217	7,967	25,207	23,982
Amortization of acquired intangible assets	18,108	15,898	17,374	49,918	47,990
Stock-based compensation	87,017	87,444	50,702	236,344	158,811
Restructuring charge	2,595	9,357	227	56,675	12,958
Acquisition-related costs	3,048	2,340	5,896	12,156	22,610
Interest expense	4,987	3,157	2,785	10,825	8,412
(Gain) loss on investments	(110)	(27)	—	(311)	8,260
(Gain) loss from equity method investment	(1,475)	—	—	(1,475)	7,635
Other expense, net	3,271	1,157	275	6,965	764
Adjusted EBITDA	$417,600	$388,249	$368,455	$1,181,573	$1,148,004
Adjusted EBITDA margin	43%	41%	42%	42%	43%

(1) Net income, net income margin and provision for income taxes for the three and nine months ended September 30, 2022 have been revised to reflect the correction of an error of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP tax rate, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial measures and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt issuance costs and amortization of capitalized interest expense – Akamai has convertible senior notes outstanding that mature in 2029, 2027 and 2025. The issuance costs of the convertible senior notes are amortized to interest expense and are excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment, and any gains from returns of investments or impairments. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete tax items.

Non-GAAP net income per diluted share, or EPS – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average common shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,265 million of convertible senior notes due 2029 and the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the Company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2029, 2027 and 2025, unless Akamai's weighted average stock price is greater than $126.31, $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Capex as a percentage of revenue – Capital expenditures, or capex, excluding stock-based compensation and interest expense, stated as a percentage of revenue.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been important contributors to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, turmoil in the financial services industry, the effects of inflation, rising and fluctuating interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.